Exhibit 99.1

Ignyta Announces Resignation of Patrick O’Connor

February 6, 2014 07:00 AM Eastern Daylight Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (OTCQB:RXDX), an oncology precision medicine biotechnology company, announced today that as of February 5, 2014, Dr. Patrick O’Connor has resigned as Chief Scientific Officer and SVP, Head of Research of the company in order to focus on his health, thereby ending his previously announced medical leave of absence.

“All of us at Ignyta would like to thank Patrick for his invaluable service and contributions to the company, including founding and leading Actagene Oncology through its merger with Ignyta, subsequent leadership as our CSO, and introducing Ignyta to Nerviano Medical Sciences which led to the successful exclusive licensing of RXDX-101 and RXDX-102,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “Patrick has played a foundational role in helping shape the company’s strategy and direction in cancer precision medicine. Ignyta has a bright future ahead, but our team will miss Patrick sorely – not only for his incredible depth and breadth of scientific expertise, but also for his uncommon blend of compassion and commitment to serving cancer patients; clarity of thought, vision, and integrity as a leader; and humility and professionalism as a gentleman. We extend our heartfelt thoughts, prayers, friendship, and support to Patrick and his family as he attends to his health, and will never forget his profound professional and personal impact on Ignyta.”

With respect to this decision, Patrick O’Connor, Ph.D. shared, “I am saddened to leave Ignyta at this time. However, my health condition does not allow me to continue in this role. Ignyta is poised to make a significant impact on cancer patient treatment by identifying and targeting key alterations that drive cancer growth survival and metastasis. This is an exciting time for Ignyta and I wish them great success for the future.”

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a biotechnology company developing precision medicine with integrated Rx/Dx solutions for cancer patients. Our goal is to discover and develop revolutionary new drugs that target activated genes in cancer cells for the customized treatment of cancer patients. Our present focus is on the development of RXDX-101 and RXDX-102, our proprietary oral tyrosine kinase inhibitors that target solid tumor indications, and advancing our novel Spark discovery programs that leverage our proprietary cancer genomic and epigenomic knowledge bases. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our progress in developing new oncology therapies; our business and product development plans; and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K dated October 31, 2013 and amended November 14, 2013 and December 9, 2013.

Contacts

Ignyta, Inc.

Zachary Hornby

CFO and Vice President, Corporate Development

858-255-5959

zh@ignyta.com

2